UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 18, 2012

UNIVERSAL FOREST PRODUCTS, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	00-22684	38-1465835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 East Beltline, N.E. Grand Rapids, Michigan		49525
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code: (616) 364-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5.     Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 18, 2012, the Company held its 2012 Annual Meeting of Shareholders.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies; the proposals are described in detail in the Company’s Proxy Statement dated March 6, 2012.  The voting results are as follows:

Proposal 1 – Election of Directors

The following individuals were elected to serve as directors of the Company to hold office until the 2015 Annual meeting of Shareholders, under the terms of the Company's Bylaws:

Nominee	For	Withheld	Non-Votes
Matthew J. Missad	17,053,270	355,057	1,368,960
Thomas W. Rhodes	17,359,121	49,206	1,368,960
Louis A. Smith	16,892,048	516,279	1,368,960

Proposal 2 - Consider and vote upon a proposal to amend our Company’s Director Retainer Stock Plan.

The shareholders approved the proposal to amend our Company’s Director Retainer Stock Plan.

For	Against	Abstain	Non-Votes
13,719,701	3,676,305	12,321	1,368,960

Proposal 3 – Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal 2012.

The shareholders ratified the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal 2012.

For	Against	Abstain
18,427,717	345,805	3,765

Proposal 4 – Consider an Advisory Vote on Executive Compensation.

The shareholders approved the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

For	Against	Abstain	Non-Votes
17,157,735	247,502	3,090	1,368,960

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 18, 2012	UNIVERSAL FOREST PRODUCTS, INC.
(Registrant)

	By:	/s/ Michael R. Cole
Michael R. Cole
Principal Financial Officer and Treasurer